Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This Agreement (the “Agreement”) made this 20th day of  July, 2011, by and between Gary B. Wolff (“Sellers’ Representative”), who represents each of the persons listed on Exhibit A (collectively, the “Sellers”) and Sasha Shemirani (“Purchaser”), The Sellers and the Purchaser may be referred to herein singularly as a “Party” and collectively, as the “Parties.”

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH:

WHEREAS, the Sellers are the owners of 10,595,000 shares (the “Shares”) of the common stock of TK Star Design, Inc. (“TK Star” or sometimes the "Company") set forth opposite their names on Exhibit A;

WHEREAS, the Sellers desire to sell to Purchaser the 4,000 of the Shares (“Acquired Shares”) and Purchaser desires to acquire the Acquired Shares, in the amounts set forth on the Exhibit A;

WHEREAS, in connection with this Agreement and the Combination and Financing, the Sellers agree to cancel the remaining shares or 10,591,000 shares (“Cancelled Shares”); and Thomas P. Kinney shall enter into an assignment and assumption agreement (Assignment and Assumption Agreement”), in which the Company will assign all of its assets (pre Combination and Financing) to Thomas P. Kinney and Thomas P. Kinney will assume all of the Company’s obligations (pre- Combination and Financing);

WHEREAS, in connection with this Agreement the Sellers and Purchaser have appointed Jody M. Walker, Attorney At Law, to act as the Escrow Agent ("Escrow Agent") for this transaction and to receive and hold all consideration received from the Purchaser for the sale of the Acquired Shares and cancellation of the Cancelled Shares and all documents, stock certificates and stock powers , in the Jody M. Walker Attorney at Law COLTAF Trust Account, unless other arrangements are agreed to by all parties.

WHEREAS, Purchaser, Sellers' Representative and Jody M Walker, acting as the Escrow Agent, have entered into an Escrow Agreement dated July 20, 2011.

WHEREAS, Gary B. Wolff is an appointed representative of the Sellers with full authority;

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the Parties herewith agree as follows:

ARTICLE I

SALE OF SECURITIES

1.01

Sale.  Subject to the terms and conditions of this Agreement, the Sellers agree to sell the Acquired Shares and cancel the Cancelled Shares for a total of $25,000 (the “Purchase Price”, distributed to the Sellers pursuant to Exhibit A). This is a private transaction between the Sellers and Purchaser.

1.02

Escrow Agent.  The Sellers and Purchaser have appointed Jody M Walker, Attorney at Law, to act as the Escrow Agent as to the distribution of the Purchase Price and distribution of the to be held in the Escrow Account, unless it is agreed by the Parties that the documents and certificates shall be distributed to the Purchaser in another way.

1.03

Deposit:  Purchaser shall pay a deposit in the amount of $25,000.00 (the “Deposit”) via wire transfer to the Jody M. Walker COLTAF Trust Account (“Escrow Account”) on or before July 20, 2011, as a deposit for the purchase of the Acquired Shares and the cancellation of the Cancelled Shares being sold by the Sellers.  The Deposit will be held in the Escrow Account until Closing (as defined in Section 3.01 of this Agreement) or until ordered released as per other sections of this Agreement.

  The Deposit shall be fully refundable for a period of ten business days from the signing of this Agreement for any reason or no reason (the “Due Diligence Period.”)   After the Due Diligence Period, the Deposit will be non-refundable unless the Sellers fail to fulfill all things to be completed pursuant to the terms of this Agreement and outlined in Article III, 3.02 of this Agreement.  In addition if, after signing this Agreement and prior to the Closing, in performing due-diligence, the Purchaser, discover something of significance that was not previously revealed in the SEC Filings or otherwise that changes the structure and intent of this Agreement and the transaction, that the Sellers cannot correct, the Purchaser may cancel this Agreement and request a full refund of the Deposit.  The Purchaser will notify the Sellers of the subject of concern and their intention to cancel this Agreement and the request for the refund of the Deposit, in writing, addressed to the individuals and addresses listed Article VI, 6.09 of this Agreement.  The Sellers shall have ten business days after receiving the request for the refund of the Deposit to correct the discrepancy or the Deposit will be refunded to the Purchaser by the Escrow Agent.

The account wire transfer instructions for the Deposit herein and payment pursuant to Sections 1.04 and 3.02(b)(i) are as follows:

BANK:	First Bank of Colorado
ADDRESS:	10403 West Colfax Ave. Lakewood, CO 80215
PHONE:	800-964-3444
ABA NUMBER:	107005047
ACCOUNT NUMBER:	4190533159
BENEFICIARY:	Jody M. Walker COLTAF Trust Account

As soon as reasonably practicable after receipt of the Deposit by the Escrow Agent, Sellers will forward by overnight delivery, or by email, for review by the Purchaser, any and all documents of TK Star which the Purchaser might request, other than the SEC Filings and documents contained in the SEC Filings.

1.04

Balance of Purchase Price.  It is agreed that the balance of the Purchase Price will be wire transferred to the Escrow Account on or before July 20, 2011, and that the Closing will take place contemporaneous with such payment, unless a delay is agreed to by the Parties signing this Agreement.  It is agreed that all of the Shares shall remain in the Escrow Account until the full amount of $25,000 has been paid into Escrow, after which the Closing on the sale of the Acquired Shares and the cancellation of the Cancelled Shares shall take place and all stock certificates shall be delivered in accordance with this Agreement and the instructions of the Parties.

It is further agreed that if the full balance due for the Shares in the amount of $25,000 is not paid in full on or before July 20, 2011, unless an extension of time is agreed to in writing by both Parties, the Sellers, may, at their discretion, cancel this Agreement and collect the Deposit

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Sellers’ Representative, binding each of the Sellers pursuant to the Limited Power of Attorney, hereby causes each of the Sellers, jointly and severally, to represent and warrant to the Purchaser the following:

2.01

Organization.  TK Star is a Nevada corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the state of Nevada.  All actions taken by the incorporators, directors and shareholders of TK Star have been valid and in accordance with the laws of the state of Nevada.  TK Star is a reporting company pursuant to the Securities Exchange Act of 1934 and is current in all filings required.  The Shares are currently quoted on the OTCQB and OTC Bulletin Board.

2.02

Capital.  The authorized capital stock of TK Star consists of 99,000,000 shares of common stock at $0.001 par value (“Common Stock”), of which there are 11,250,000 shares of Common Stock issued and outstanding.  There are 1,000,000 shares of Preferred Stock authorized of which none are issued and outstanding.  All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.  At the Closing, other than as described in this Agreement, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating TK Star to issue or to transfer from treasury any additional shares of its capital stock.  None of the outstanding shares of Common Stock of TK Star are subject to any stock restriction agreements, other than as required by law such as Rule 144 of Regulation D of the Securities Act of 1933 (the “Act”).  There are approximately 39 shareholders of record of TK Star plus those in street name.  All of such shareholders have valid title to such shares of Common Stock and acquired their shares of Common Stock in a lawful transaction and in accordance with Nevada corporate law and the applicable securities laws of the United States.

2.03

Financial Statements.  TK Star’ financial statements contained in its SEC Filings (the “Financial Statements”) have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements do not contain footnotes required by U.S. GAAP.  The Financial Statements fairly present the financial condition and operating results of TK Star as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements, and as set forth in paragraph 2.05, TK Star has no material liabilities (contingent or otherwise).  TK Star is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation except for the promissory note defined below in 2.05.

2.04

Filings with Government Agencies.   TK Star files annual and quarterly reports with the SEC and is current in all fillings required by the SEC and/or another agency.  TK Star has made all filings with the state of Nevada that are required and is current in its filings and reporting to the state of Nevada.

2.05

Liabilities.  It is understood and agreed that the Closing is predicated is predicated on TK Star entering into the Assignment and Assumption Agreement and shall  not having any liabilities at Closing except for the Note, which will either be assigned to the purchaser or their assigns or cancelled at Closing.  TK Star will not, at Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise that will not be paid at Closing.  Each individual Seller is not aware of any pending, threatened, or asserted claims, lawsuits, or contingencies involving TK Star or its Shares.  To the best knowledge of each Seller, there is no dispute of any kind between TK Star and any third party, and no such dispute will exist at the Closing of this transaction, and at the Closing, TK Star will be free from any and all liabilities, liens, claims, and/or commitments.

2.06

Tax Returns.  TK Star has filed or will file prior to Closing federal and state returns for the year ending December 31, 2010.  As of Closing, there shall be no taxes of any kind accrued, due or owing. Absent such filing by the closing date TK Star warrants and represents that in its form 10-K for year ended December 31, 2010, it had net losses of $21,629 and $44,405 for years ended December 31, 2010 and December 31, 2009 respectively and as of December 31, 2010 had an accumulated deficit of $75,912 and accordingly no taxes are due to the Internal Revenue Service.  All other taxes imposed on the Company have been paid.

2.07

Ability to Carry Out Obligations.  The Sellers’s Representative has the right, power, and authority to enter into this Agreement on behalf of the Sellers and to bind the Sellers to the representations and warranties hereof and perform their obligations under this Agreement.  The execution and delivery of this Agreement by the Sellers’ Representative and the performance by the  Sellers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which TK Star, it’s officers, directors or Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause TK Star (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of TK Star or upon the Shares to be acquired by the Purchaser.

2.08

Contracts, Leases, and Assets.  TK Star is not a party to any contract, agreement, or lease (unless such contract, agreement or lease has been assigned to another party or TK Star has been released from its obligations thereunder, other than the normal contract with the transfer agent) except as described in documents filed with the SEC e.  No person holds a power of attorney from TK Star or the Sellers, other than the Limited Power of Attorney held by the Sellers’ Representative in connection with the execution of this Agreement and the Escrow Agreement.  At the Closing, TK Star will have no assets or liabilities or any obligations which would give rise to a liability in the future.

2.09

Compliance with Laws.  To the best knowledge of the Sellers, TK Star has complied in all material respects with, and is not in violation of, any federal, state, or local statute, law, and/or regulation.  To the best knowledge of the Sellers, TK Star has complied with all federal and state securities laws in connection with the offer, sale, and distribution of its securities.  At the time that TK Star sold Shares to the Sellers, TK Star was entitled to use the exemptions provided by the Act relative to the sale of its Shares.  The Shares being sold herein are being sold in a private transaction between the Sellers and the Purchaser, and the Sellers make no representation as to whether the Shares are subject to trading restrictions under the Act.

2.10

Litigation.  TK Star is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation.  To the best knowledge of the Sellers, there is no basis for any such action or proceeding and no such action or proceeding is threatened against TK Star.  TK Star is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.11

Conduct of Business.  Prior to the Closing, TK Star shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser): (i) sell, pledge, or assign any assets, (ii) amend its Articles of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

2.12

.Title.  The Sellers have good and marketable title to all of the Shares being sold by them to the Purchaser pursuant to this Agreement.  The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the Shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to such Shares.  Except as provided in this Agreement, the Sellers are not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares.  There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Purchaser (and/or assigns) impair, restrict, or delay voting rights with respect to the Shares.

2.13

Transfer of Shares.  The Sellers will have the responsibility for sending all certificates representing the Shares, along with the proper stock powers with Signature Guarantees acceptable to the transfer agent for delivery to the Escrow Agent. The Purchaser will have the responsibility of sending the certificates, along with stock powers to the transfer agent for the Company to have the certificates changed into their respective names and denominations and the Purchaser shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

2.14

Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III

CLOSING

3.01

Closing.  The Closing (the “Closing”) of this transaction for sale of the Acquired Shares and the cancellation of the Cancelled Shares will occur when all of the documents and consideration in 3.02 below have been delivered, or other arrangements made and agreed to by the Parties.  If the Closing of this transaction has not taken place on or before July 20, 2011 either Party may terminate this Agreement.

3.02

Closing Conditions:.

(a)

Conditions to Obligations of the Purchaser.  Purchaser’s obligation to purchase the Shares at the Closing is subject to the fulfillment, at or prior to such Closing, of all of the following conditions:

(i)

stock certificate or certificates, along with stock powers with signature guarantees acceptable to the transfer agent, representing the Acquired Shares, endorsed in favor of the name or names as designated by Purchaser or left blank;

(ii)

stock certificate or certificates, along with a letter to the Company and the transfer agent cancelling the Cancelled Shares ,in the form attached hereto as Exhibit B;

(iii)

a duly executed Assignment and Assumption Agreement;

(v)

a copy of the Limited Power of Attorney authorizing Sellers’ Representative to enter into this Agreement, in a form acceptable to Purchaser; and

(vi)

a duly executed Escrow Agreement.

(b)

Conditions to Obligations of the Sellers.  Sellers’ obligation to sell the Shares at the Closing is subject to the fulfillment, at or prior to such Closing, of all of the following conditions:

(i)

wire transfer to the Jody M. Walker COLTAF Trust Account  the amount of $25,000 which represents the Purchase Price for the Shares.

ARTICLE IV

INVESTMENT INTENT

The Purchaser represents, warrants and covenants to the Sellers the following:

4.01

Transfer Restrictions.  Purchaser agrees that the Acquired Shares being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

4.02

Investment Intent.  The Purchaser is acquiring the Shares for their own account for investment, and not with a view toward distribution thereof.

4.03

No Advertisement.  The Purchaser acknowledgse that the Shares have been offered to them in direct communication between them and Sellers, and not through any advertisement of any kind.

4.04

Knowledge and Experience.  The Purchaser acknowledges that she has been encouraged to seek herown legal and financial counsel to assist her in evaluating this purchase.  The Purchaser acknowledges that Sellers havegiven her and all herir counselors access to all information relating to TK Star’ business that they or any one of them have requested.  The Purchaser acknowledges that shave sufficient business and financial experience, and knowledge concerning the affairs and conditions of TK Star so that they can make a reasoned decision as to this purchase of the Acquired Shares and are capable of evaluating the merits and risks of this purchase.

4.05

Restrictions on Transferability.  The Purchaser is aware of the restrictions of transferability of the Acquired Shares and further understand that some or all of the certificates representing  of the Shares being purchased shall bear a legend similar to the following:

The securities represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended or other applicable securities laws.  These securities have been acquired for investment and not with a view to distribution or resale and may not be offered, sold, pledged or otherwise transferred except (i) in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and preliminary notes), promulgated under the Securities Act of 1933, as amended; (ii) pursuant to registration under the Securities Act of 1933, as amended; or (iii) pursuant to an available exemption from registration.  Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act of 1933, as amended.

Neither TK Star nor Sellers have filed a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplate doing so in the future to register this transaction, and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

4.06

Accredited Investor.  Each Purchaser is an “Accredited Investor” as defined in Regulation D of the Act; or

(b)

4.07

Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws.  The Purchaser confirm that the funds representing the Purchase Price will not represent proceeds of crime for the purposes of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline and the Purchaser are in compliance with, and have not previously violated, the United States of America Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Purchaser and all other applicable anti-money laundering, anti-corruption and anti-terrorism laws and regulations.

4.09

Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE V

REMEDIES

5.01

Termination.  In addition to any other remedies, either Party may terminate this Agreement, if at the Closing, the other Party has failed to comply with all material terms of this Agreement, has failed to supply any documents required by this Agreement unless they do not exist, or has failed to disclose any material facts which could have a substantial effect on any part of this transaction.

5.02

Indemnification.  From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.03

Indemnification Non-Exclusive.  The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any Party may have for breach of representation, warranty, covenant, or agreement.

ARTICLE VI

MISCELLANEOUS

6.01

Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02

No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03

Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

6.04

Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

6.05

Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the Parties hereto, and supersede all prior agreements and understandings.

6.06

Partial Invalidity.  In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement.  If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.07

Significant Changes.  The Sellers understand that significant changes may be made in the capitalization or stock ownership of TK Star, which changes could involve a reverse stock split or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership or number of shares owned by present shareholders of TK Star.

6.08

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all Parties.

6.09

Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the Party to whom notice is to be given, or on the third day after mailing if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to the Sellers:

Gary B. Wolff P.C.

488 Madison Avenue  Suite 1100

New York, NY   10022

Phone – 212-644-6446

Fax – 212-644-6498

Email – Wolffpc@NYC.rr.com

If to the Purchaser:

Sasha Shemirani

_____________

___________________

Phone – 858-254-4332

Fax -  _________

Email – sshemirani@yahoo.com

6.10

Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personals, successors and assigns of each of the Parties to this Agreement.

6.11

Effect of Closing.  All representations, warranties, covenants, and agreements of the Parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

6.12

Mutual Cooperation.  The Parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

6.13

Choice of Law.  This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Nevada including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

6.14

Exclusive Jurisdiction and Venue.  The Parties agree that the Courts of the State of Nevada shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

6.15

Attorneys’ Fees.  In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

In witness whereof, this Agreement has been duly executed by the Parties hereto as of the date first above written.

SELLERS:

Gary B. Wolff  P.C. - Sellers representative

/s/ Gary B. Wolff  P.C.

Gary B. Wolff P.C.

PURCHASER:

Sasha Shemirani - Purchaser

/s/ Sasha Shemirani

Sasha Shemirani

EXHIBIT A

Selling Shareholders

Name	No. of Shares	No. of Acquired Shares	No. of Cancelled Shares	Allocation of Purchase Price
Thomas P. Kinney	10,500,000	4,000	10,496,000	24,775
Terry Kowalsky	65,000		65,000	154
Catherine. Kowalsky	10,000		10,000	24
Justin Kowalsky	10,000		10,000	24
Garret Kowalsky	10,000		10,000	23

EXHIBIT A

Cancellation Letter

Transfer Agent

Via Federal Express

[Address]

Re:

TK Star Design, Inc. (the “Company”)

Dear Sir or Madam,

Please find enclosed for cancellation the following Company common stock certificates:

Name	No. of Shares	Certificate No.	No. of Cancelled Shares
Thomas P. Kinney	10,500,000		10,496,000
Terry Kowalsky	65,000		65,000
Catherine. Kowalsky	10,000		10,000
Justin Kowalsky	10,000		10,000
Garret Kowalsky	10,000		10,000

 At your earliest convenience, please fax to the Company and to me confirmation that these certificates have been cancelled and that such shares are no longer reflected in the total number of shares of the Company’s common stock issued and outstanding.

Please do not hesitate to contact me if you have any questions regarding this matter.

Very truly yours,

Sellers Representative

Agreed and Accepted:

/s/ Thomas P. Kinney

/s/ Terry Kowalsky

Thomas P. Kinney

Terry Kowalsky

/s/ Catherine Kowalsky

/s/ Justin Kowalsky

Catherine Kowalsky

Justin Kowalsky

/s/ Grant Kowalsky

Garret Kowalsky